Report of Independent Accountants


To the Board of Trustees and
 Shareholders of
PIMCO New York
 Municipal Income Fund

In planning and performing our
 audit of the financial statements
 of PIMCO New York Municipal
 Income Fund the Fund for the
 period ended April 30 2002
 we considered its internal
control including control
 activities for safeguarding
securities in order to
determine our auditing
 procedures for the purpose
of expressing our opinion
on the financial statements
 and to comply with the
 requirements of Form
 NSAR not to provide assurance on
internal control.

The management of the Fund is
 responsible for establishing and
maintaining internal control.
  In fulfilling this
responsibility
 estimates and judgments by
 management are required to
 assess the expected benefits
 and related costs of controls.
 Generally controls that are
 relevant to an audit pertain to
 the entitys objective of
 preparing financial statements
 for external purposes that are
 fairly presented in conformity
 with generally accepted accounting
 principles.  Those controls
include the safeguarding of
 assets against unauthorized
 acquisition use or disposition.

Because of inherent limitations in
 internal control, errors or fraud
 may occur and not be detected.
 Also projection of any evaluation
of internal control to future periods
 is subject to the risk that controls
may become inadequate because
of changes in conditions or that
the effectiveness of their design
and operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in
 internal control that might
 be material weaknesses under
 standards established by the
 American Institute of Certified
Public Accountants. A
material weakness is a condition
 in which the design or operation
of one or more of the internal
 control components does not
 reduce to a relatively low level
the risk that misstatements caused
 by error or fraud in amounts
that would be material in relation
 to the financial statements
 being audited may occur and
not be detected within a
 timely period by employees
 in the normal course of
performing their assigned functions.
 However we noted no matters
 involving internal control and
 its operation, including controls
 for safeguarding securities that
 we consider to be material
weaknesses as defined above as
of April 30 2002.

This report is intended solely
 for the information and use
 of the Board of Trustees
 management and the
 Securities and Exchange
 Commission and is not intended
to be and should not be used by
 anyone other than these specified
 parties.




PricewaterhouseCoopers LLP
New York New York
June 20, 2002